Exhibit 1.1

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
20,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

November __, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WILLIAM BLAIR & COMPANY, L.L.C.
COCHRAN, CARONIA & CO.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. (“FBR”), William Blair & Company, L.L.C. and Cochran, Caronia & Co. are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of an aggregate of 20,000,000 shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 3,000,000 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company. The 20,000,000 Initial Shares and all or any part of the 3,000,000 Option Shares are hereinafter called, collectively, the “Shares.”

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this agreement (the “Agreement”) has been executed and delivered.

     Simultaneously with the consummation of the sale of the Initial Shares pursuant to this Agreement, the Company will consummate the purchase (the “Acquisition”) of all of the issued and outstanding capital stock of Potomac Insurance Company of Illinois (“PIC”) from its shareholders (the “PIC Holders”) pursuant to the stock purchase agreement dated as of March 22, 2004 (as amended through the date hereof, the “PIC Agreement”) by and among the Company and the PIC Holders.

     The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-1 (No. 333-117722) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act

Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and agrees to file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement, as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it becomes effective pursuant to Rule 430A of the Securities Act Regulations), is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as hereinafter defined), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement, if applicable. The term “Preliminary Prospectus” means the preliminary prospectus, dated October 25, 2004, relating to the Shares, as such prospectus shall have been amended from time to time prior to the date of the Prospectus. The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

     The Company and the Underwriters agree as follows:

1. Sale and Purchase:

     (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of [$___], the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than three full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery

     (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least 24 hours prior to the Closing Time (as defined below) with respect thereto at the office of Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time” and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the “Date of Delivery.”

     (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least 24 hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3. Representations and Warranties of the Company

     3.1 The Company represents and warrants to the Underwriters that:

     (a) the Company has an authorized capitalization, and will have immediately after the Closing Time for the purchase and sale of the Initial Shares, an actual capitalization, as set forth in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligation, or any such warrants, rights or options;

     (b) the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease or operate its properties and to conduct its business (including its operations upon consummation of the Acquisition) as described in the Registration Statement and Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein;

     (c) each of the Company and PIC is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or financial condition, of the Company and, after the completion of the Acquisition, PIC, taken as a whole (a “Material Adverse Effect”) (it being understood that PIC is not qualified in those jurisdictions so disclosed in the Prospectus and that PIC is expected to be in good standing in Texas shortly following the Closing Time); except as disclosed in the Prospectus, following the Closing Time, PIC shall not be prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to PIC’s capital stock or from repaying to the Company any amounts that may from time to time become due under any loans or advances to PIC from the Company, or from transferring any of PIC’s property or assets to the Company; other than PIC following the completion of the Acquisition, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

     (d) each of the Company and PIC is in compliance with all federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders applicable to it, including those relating to transactions with affiliates, except where any failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (e) the Company is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both could constitute a breach of, or default under) its charter or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

     (f) PIC is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or bylaws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it is bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect; and the Acquisition will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the charter or bylaws of PIC, or (2) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which PIC is a party or by which the properties of PIC may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to PIC, except in the case of this clause (2) for such breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect;

     (g) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein, including the Acquisition, will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both could constitute a breach of, or default under), (i) any provision of the charter or bylaws of the Company, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of this clause (ii) for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company;

     (h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (i) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, or the Company’s issuance, sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the quotation of the

Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

     (j) except as described in the Prospectus, each of the Company and PIC has filed (or will file within the required time period after the Closing Time, if applicable) all applications for approval, authority or licensing from all applicable regulatory agencies as are necessary to conduct its proposed business, subject to capitalization, immediately following the Closing Time as described in the Prospectus and has not received any notice of denial of any such approval or authority; except as described in the Prospectus, following the Closing Time and capitalization, each of the Company and PIC will have all necessary licenses, authorizations, consents and approvals and will have made all necessary filings required under any applicable law, regulation or rule, and will have obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as in effect immediately following the Closing Time, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a Material Adverse Effect with respect to the operations for which approval, authority or licenses from applicable regulatory agencies have not been obtained; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus; the Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Prospectus except to the extent that any failure to have such accreditation or certification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (k) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

     (l) the Preliminary Prospectus and the Registration Statement, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, contain all material information required to be included therein by the Securities Act and the Securities Act Regulations and otherwise comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(c) hereof);

     (m) the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission pursuant to Rule 424(b) under the Securities Act for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

     (n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its officers and directors or to which its properties, assets or rights are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency the adverse outcome of which could reasonably be expected to have a Material Adverse Effect;

     (o) the financial statements, including the related supporting schedules and notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Prospectus under the captions “Summary—Summary Unaudited Pro Forma Financial Information,” “Selected Financial Information of Specialty Underwriters’ Alliance, Inc.,” and “Selected Financial Information of Potomac” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Covered Entities, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

     (p) PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements referred to in paragraph (o) above are filed with the Commission as part of the Registration Statement and Prospectus, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

     (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any event, circumstance or change that could reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any transaction, other than in the ordinary course of business, that is material to the Company and PIC considered as one enterprise, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or PIC, other than in the ordinary course of business, that is material to the Company and PIC considered as one enterprise, (iv) any change in the capital stock or outstanding indebtedness of the Company or PIC that is material to the Company and PIC considered as one enterprise, (v) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or PIC, or (vi) any loss or damage (whether or not insured) to the property of the Company or PIC that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect;

     (r) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

     (s) there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

     (t) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise;

     (u) the Common Stock has been registered under Section 12(g) of the Exchange Act and approved for quotation on the Nasdaq National Market;

     (v) neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (w) except as otherwise described in the Prospectus or the Registration Statement or set forth in such person’s “directors and officers questionnaire” delivered to counsel to the

Underwriters, neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;

     (x) other than with respect to state securities laws, the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

     (y) any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

     (z) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the organizational documents of the Company;

     (aa) except for liens under the short-term senior loans provided to the Company by Friedman, Billings, Ramsey Group, Inc. and Standard American Insurance Limited, the Company has good and marketable title in fee simple to all real property, if any, and good title to all material personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property or do not interfere with the use proposed to be made of such property by the Company; any real property and buildings or material personal property held under lease by the Company is held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not, individually or in the aggregate, material to the Company or do not interfere with the use proposed to be made of such property and buildings or material personal property by the Company;

     (bb) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company, no party is in breach or default under any such agreements; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing)

that have been previously furnished to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

     (cc) except as described in the Prospectus, each of the Company and PIC owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to entitle it to conduct its business as it will be conducted immediately after the Closing as described in the Prospectus, and neither of them has received written notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect;

     (dd) after the Closing Time, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (ee) the Company has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and has paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company; no tax deficiency has been asserted against the Company, and the Company does not know of any tax deficiency that is likely to be asserted against it that, if determined adversely to it, could reasonably be expected to have a Material Adverse Effect;

     (ff) the Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect;

     (gg) the Company is not in violation, nor has it received notice of any violation with respect to, any applicable safety or similar law, regulation or rule applicable to the business of the Company; the Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (hh) the Company is not in violation of nor has it received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect;

     (ii) the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company could have any material liability; the Company has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“the Code”); and each “pension plan” for which the Company could have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could cause the loss of such qualification;

     (jj) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (kk) neither the Company nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company sells or from which the Company buys (or will buy) loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company;

     (ll) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or affiliates of the Company or any of the members of the families of any of them;

     (mm) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and that is not so described;

     (nn) neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

     (oo) all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) the laws of the jurisdiction of incorporation of the Company, except where the failure to comply with any such laws or requirements would not reasonably be expected to have a Material Adverse Effect;

     (pp) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any Prospectus or other offering material, other than the Preliminary Prospectus and the Prospectus, in connection with the offer and sale of the Shares;

     (qq) except for a fee of $250,000 payable to John A. Durkin, Esq., the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated or in connection with the Acquisition;

     (rr) the PIC Agreement has not been terminated;

     (ss) the representations and warranties made with respect to the PIC in the PIC Agreement are true and correct in all material respects;

     (tt) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

     (uu) the statistical and market related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate; and

     (vv) the conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Prospectus and except such regulation as is applicable to the insurance industry and/or insurance holding companies generally.

4. Certain Covenants:

     4.1 The Company hereby agrees with each Underwriter:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that could subject it to general service of process in any such jurisdiction where it is not presently qualified or where it could be subject to taxation as a foreign corporation or partnership;

     (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

     (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time)) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

     (e) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

     (f) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange, and (iii) such other information as the Underwriters may reasonably request regarding the Company and PIC;

     (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations that, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, could require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and Securities Act Regulations;

     (h) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

     (i) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish for review a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

     (j) to furnish promptly to the Representatives upon request a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

     (k) to furnish to the Representatives, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

     (l) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

     (m) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than 90 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

     (n) to use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded and quotations for which are reported by the Nasdaq National Market;

     (o) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

     (p) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of FBR, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to (A) grants of stock options or restricted stock to employees, consultants or directors pursuant to an employee benefit plan in existence on the date hereof and described in the Prospectus, (B) any shares of Common Stock issued by the Company upon the exercise of any option or warrant outstanding on the date hereof and referred to in the Prospectus or in exchange for shares of the Company’s Class B common stock, par value $0.01 per share, provided, in the case of securities issued pursuant to clause (A) and (B), that the grantees or recipients thereof agree not to sell, offer, dispose of or otherwise transfer any such stock options (or the shares underlying such options) or Common Stock during such 180-day period without the prior written consent of FBR;

     (q) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

     (r) to cause each executive officer named in the Prospectus, director and all other stockholders of the Company to furnish to the Representatives, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit A hereto;

     (s) that the Company shall obtain or maintain, as appropriate, Directors and Officers liability insurance in the minimum amount of [$___];

     (t) to not, without the prior written consent of the Representatives, which consent shall not unreasonably be withheld, further amend the PIC Agreement, or agree to waive a condition to the closing of transactions contemplated by the PIC Agreement, if any such amendment or waiver would result in a material change adverse to the Company, or to the terms of the PIC Agreement or the transactions contemplated thereby.

     (u) that the Company will comply with all of the provisions of any undertakings in the Registration Statement and will file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations; and

     (v) that the Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

5. Payment of Expenses:

     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 7 or Section 8 hereof), including expenses, fees and taxes in connection with: (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters; (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment); (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (v) filing for review of the public offering of the Shares by the NASD (including reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto); (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market; (viii) all costs and expenses incident to the travel and accommodation of employees of the Company; (ix) preparing and distributing bound volumes of transaction documents for the Representatives and the Underwriters’ legal counsel; and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

     (b) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 7 or Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6. Conditions of the Underwriters’ Obligations:

     (a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

     (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Stroock & Stroock & Lavan LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to the Representatives and Sidley Austin Brown & Wood LLP, counsel for the Underwriters, to the effect that:

     (i) the Company is a corporation duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its businesses as described in the Prospectus and, as applicable, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

     (ii) this Agreement has been duly authorized, executed and delivered by or on behalf of the Company, and, assuming due authorization, execution and delivery by all other parties thereto, constitutes the valid and binding obligation of the Company enforceable in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally; provided that such counsel need express no opinion with respect to the application of general equitable principles in any proceeding, whether at law or in equity;

     (iii) other than the capital stock or other equity securities of PIC following the completion of the Acquisition, to such counsel’s knowledge, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

     (iv) the Company has an authorized capitalization as set forth in the Prospectus under the caption “Capitalization;”

     (v) except as disclosed in the Prospectus, and to such counsel’s knowledge, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company to issue any shares of capital stock or any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

     (vi) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to preemptive or other similar rights arising under the laws of the State of Delaware, the charter and bylaws of the Company or any agreement filed as an exhibit to the Registration Statement;

     (vii) the Shares have been duly authorized and when the Shares have been issued and duly delivered against payment therefore as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable;

     (viii) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising under the laws of the State of Delaware, the charter and bylaws of the Company, or any agreement filed as an exhibit to the Registration Statement;

     (ix) the form of certificate used to evidence the Shares complies in all material respects with the statutory requirements of the State of Delaware and charter and bylaws of the Company;

     (x) the Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock”;

     (xi) the statements under the captions “Business—The Acquisition,” “Business—Outsourcing Arrangements,” “Regulation—Federal Regulation,”

“Management—Employment and Noncompetition Agreements,” “Management—Stock Option Plan,” “Certain Transactions,” “Description of Capital Stock” and “Shares Eligible for Future Sale” in the Prospectus, insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, have been reviewed by such counsel and provide a fair summary in all material respects of the legal matters referred to therein;

     (xii) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, including the issuance and sale of the Shares and the consummation of the Acquisition, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both could constitute a breach of or default under), (a) any provisions of the charter or bylaws of the Company (b) any provision of any agreement filed as an exhibit to the Registration Statement and to which the Company is a party or by which the Company or its properties or assets may be bound or affected, or (c) any judgment, decree, order, statute, rule or regulation of any court or any public, government or regulatory agency or body of the State of Delaware having jurisdiction over the Company or any of its properties or assets, except in the case of (b) or (c) as would not have a Material Adverse Effect;

     (xiii) to such counsel’s knowledge, the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both could constitute a breach of, or default under), any agreement filed as an exhibit to the Registration Statement and to which the Company is a party or by which it or its properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, except such breaches or defaults that would not have a Material Adverse Effect;

     (xiv) to such counsel’s knowledge, no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, including the issuance and sale of the Shares and the consummation of the Acquisition, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, and except as (A) may be required under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (B) may be required by the NASD or (C) would not have a Material Adverse Effect;

     (xv) the Company is not subject to registration as an investment company under the Investment Company Act, and the transactions contemplated by this Agreement will not cause the Company to become an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act;

     (xvi) to such counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

     (xvii) the Shares have been approved for inclusion in the Nasdaq National Market;

     (xviii) the Registration Statement has been declared effective under the Securities Act and to such counsel’s knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings with respect thereto have been commenced or threatened; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and the time period required by Rule 424(b);

     (xix) as of the effective date of the Registration Statement, the Registration Statement and, as of its issue date, the Prospectus (except as to the financial statements, notes and related schedules and other financial, accounting and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations (including Form S-1);

     (xx) to such counsel’s knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of its officers or directors or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be disclosed in the Prospectus but are not so disclosed; and

     (xxi) to such counsel’s knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described in the Prospectus that have not been so filed or described, and all such descriptions, in all material respects, fairly and accurately set forth the information called for with respect to such contracts and documents.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent expressly specified above, and based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon the statements of fact made by officers and other representatives of the Company), no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules and other related financial, accounting and statistical data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto.

     Such opinion shall address matters under the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States.

     (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of FagelHaber LLC, special Illinois counsel of the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to the Representatives and Sidley Austin Brown & Wood LLP, counsel for the Underwriters, stating that:

     (i) PIC is duly incorporated and existing under the laws of Illinois in good standing;

     (ii) except as disclosed in the Prospectus, PIC is not prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to PIC’s capital stock or from repaying to the Company any amounts which may from time to time become due under any loans or advances to PIC from the Company or from transferring any of PIC’s property or assets to the Company;

     (iii) the statements under the captions “Regulation” in the Prospectus, insofar as such statements summarize the legal matters referred to therein, constitute fair summaries thereof in all material respects;

     (iv) no order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of Illinois or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement or for the completion of the Acquisition, except such as have been duly obtained in accordance with Illinois law;

     (v) the Company and PIC have filed all requisite applications for approval, authority or licensing from the appropriate Illinois regulatory authorities as are necessary to conduct their respective businesses as described in the Prospectus and have not received, to such counsel’s knowledge, any notice of denial of any such approval or authority;

     (vi) except as disclosed in the Prospectus, PIC possesses such insurance licenses as are necessary to entitle it to conduct its business as it will be conducted immediately after the Closing as described in the Prospectus; and

     (vii) the Company owns all of the outstanding ownership interests in PIC.

     (d) The Representatives shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to the combined financial statements, including pro forma financial statements, of the Company, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

     (e) The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Sidley Austin Brown & Wood LLP, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

     (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

     (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and (iii) the Registration Statement and the Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

     (i) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and (ii) no transaction that is material and unfavorable to the Company shall have been entered into by the Company or PIC, in each case, that in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

     (j) The Shares shall have commenced trading on the Nasdaq National Market.

     (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (l) The Company shall have, simultaneously with the Closing, completed the Acquisition.

     (m) The Representatives shall have received lock-up agreements from each executive officer named in the Prospectus, director and all other stockholders of the Company, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

     (n) The Representatives shall have received at or before the Closing Time and on the applicable Date of Delivery, a certificate of the Company’s Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:

     (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

     (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and, to such officer’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

     (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and the Securities Act Regulations, and in all material respects conformed to the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such certificate need not make any warranty or representation with respect to any statement contained in the Registration Statement, the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(c) hereof); and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

     (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any event, circumstance or change that could reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any transaction, other than in the ordinary course of business, that is material to the Company and PIC considered as one enterprise, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or PIC, other than in the ordinary course of business, that is material to the Company and PIC considered as one enterprise, (iv) any change in the capital stock or outstanding indebtedness of the Company or PIC that is material to the Company and PIC considered as one enterprise, (v) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or PIC, or (vi) any loss or damage (whether or not insured) to the property of the Company or PIC that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect.

     (o) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

7. Termination:

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any change that could have a Material Adverse Effect, or any development involving a prospective change that could have a Material Adverse Effect, or material change in management of the Company, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq National Market, or if trading generally on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such over-the-counter market or exchange or the NASD or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, Virginia or New York authorities, or (vi) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representatives, will have a Material Adverse Effect, or (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States, or (ix) the PIC Agreement shall have terminated.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall be under no obligation or liability under this Agreement (except to the extent provided in Section 5 and Section 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

8. Increase in Underwriters’ Commitments:

     If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party (other than the defaulting Underwriter).

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company and the Underwriters:

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or Application or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (F) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares and created or reviewed by the Company (it being understood that any audio or visual materials used in a roadshow presentation at which members of the Company’s management team were present shall be deemed to have been reviewed by the Company), including, without limitation, slides, videos, films and tape recordings; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or Prospectus; provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 1 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

     (b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters and controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; provided, however, that the statements set forth in the third, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3.1(l) and this Section 9. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that such Underwriter may otherwise have.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder except to the extent that they were prejudiced by such failure or delay to notify. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

     (d) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and by the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause (i) and, if applicable clause (ii), of subsection (e) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10. Survival:

     The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices:

     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company shall be sufficient in all respects if delivered to the Company at the offices of the Company at 8585 Stemmons Freeway, Suite 200, South Tower, Dallas, Texas 75247, Attention: Courtney C. Smith, with a copy to Stroock &

Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: William W Rosenblatt, Esq.

12. Governing Law; Headings:

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest:

     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures:

     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:

Name:
Title:

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WILLIAM BLAIR & COMPANY, L.L.C.
COCHRAN, CARONIA & CO.

For themselves and as Representatives of the other
Underwriters named on Schedule I hereto.

By: FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By: _____________________
Title:

SCHEDULE I

	Number of Initial	Number of Option
	Shares to be	Shares to be
Underwriter	Purchased	Purchased
Friedman, Billings, Ramsey & Co., Inc.
William Blair & Company, L.L.C.
Cochran, Caronia & Co.
[INSERT NAMES OF SYNDICATE]
Total	20,000,000	3,000,000

Sch I-1

EXHIBIT A

FORM OF LOCK-UP LETTER

__________ ___, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WILLIAM BLAIR & COMPANY, L.L.C.
COCHRAN, CARONIA & CO.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     The undersigned understands that Friedman, Billings, Ramsey & Co., Inc. (“FBR”), William Blair & Company, L.L.C. and Cochran, Caronia & Co. (in such capacity, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representatives of several underwriters (the “Underwriters”), with Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Shares”) of common stock of the Company (the “Common Stock”).

     To induce the Underwriters to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of FBR, the undersigned will not, during the period commencing on the date hereof and ending on the 180-day anniversary of the date of the final prospectus relating to the Public Offering (such period, the “Lock-Up Period” and such prospectus, the “Prospectus”), (1) offer, pledge, sell, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the following (whether now owned by the undersigned or hereafter acquired): (i) Common Stock, (ii) any securities convertible into or exercisable or exchangeable for any shares of Common Stock or (iii) any rights to purchase or otherwise acquire Common Stock held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned further agrees that it will not publicly disclose the intention to make any such offer, sale, pledge, redemption or disposition or to enter into any transaction described in the preceding sentence during the Lock-Up Period without, in each case, the prior written consent of FBR.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer that could constitute a violation or breach of

A-1

this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the Lock-Up Agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. The undersigned understands and agrees that this Lock-Up Agreement is irrevocable. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representatives. The terms of this Lock-Up letter shall expire in the event the Public Offering is not consummated on or before March 31, 2005, or if the Underwriting Agreement is terminated.

Very truly yours,

Name:
Title:

A-2